KOGER EQUITY, INC.
                           AMENDED AND RESTATED
                            WARRANT AGREEMENT

     THIS AMENDED AND RESTATED WARRANT AGREEMENT (this
"Agreement"), dated as of December 22, 1994, between KOGER EQUITY, INC., a Florida corporation (the
"Company"), and FIRST UNION NATIONAL BANK OF NORTH
CAROLINA, a national banking association incorporated and existing under the laws of the United States of America
(the "Warrant Agent"), does hereby amend and restate in its entirety the Warrant Agreement, dated as of December
21, 1993, between the Company and the Warrant Agent (the
"1993 Warrant Agreement"),

                             WITNESSETH THAT:

     WHEREAS, Pursuant to the Merger Agreement dated as of December 21, 1993 between the Company and Koger
Properties, Inc. ("KPI") whereby KPI was merged with and into the Company, the holders of the shares of KPI Common
Stock, par value $.10 per share and certain securities law claims were issued, in the aggregate, 644,000 warrants to purchase 644,000 shares of the Company's
Common Stock, par value $.01 per share, at an exercise price of $8.00 per share after December 21, 1993, and until and including June 30, 1999, unless earlier redeemed, pursuant to the 1993 Warrant Agreement (the
"1993 Warrants") and evidenced by warrant certificates, the form of which was an attachment to the 1993 Warrant
Agreement (the "1993 Warrant Certificates").  First Union
National Bank of North Carolina (the "Warrant Agent"), has acted as the agent of the Company in connection with the issuance, registration, registration of transfer, exchange and exercise of the 1993 Warrants, and

     WHEREAS, Pursuant to Stipulation and Agreement of
Compromise and Settlement (the "Settlement Agreement") dated July 21, 1994 between the Company and the plaintiffs (the "Plaintiffs") in Best v. Koger Equity,
Inc., et al., C. A. No. 90-917-Civ-J-16 in the United
States District Court for the Middle District of Florida
(the "Best Case" and the "Court", respectively) whereby the Company, shall issue to the Plaintiffs and/or their attorneys 472,131 warrants entitling the holders to purchase in the aggregate 472,131 shares of the Company's
Common Stock, par value $.01 per share, at an exercise price of $8.00 per share until and including June 30, 1999, unless earlier redeemed, pursuant to this Agreement
(the "1994 Warrants"), and are to be evidenced by Warrant
Certificates, the form of which is Exhibit A to this Agreement (the "Warrant Certificates"). First Union
National Bank of North Carolina (the "Warrant Agent"), at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, registration of transfer, exchange and exercise of the 1994 Warrants, and

     WHEREAS, Order and Judgment approving the settlement and dismissing the Best Case was entered by the Court on November 29, 1994, which Order and Judgment has become final, and

     WHEREAS, the Company intends that the 1994 Warrants will contain terms identical in all respects with the 1993 Warrants and desires to enter into this Agreement to restate the terms and conditions of the 1993 Warrants and to set forth the terms and conditions of both the 1993
Warrants and the 1994 Warrants and the rights of the holders thereof (both the 1993 Warrants and the 1994
Warrants are hereafter referred to as the "Warrants"), and

     WHEREAS, all Warrants issued or reissued after the date hereof are to be evidenced by the Warrant
Certificates, and

     WHEREAS, this Agreement is entered to pursuant to
Section 21 of the 1993 Warrant Agreement pursuant to which the 1993 Warrants were issued, the Company and the Warrant Agent having deemed it desirable in order to effect the issuance of the 1994 Warrants, which have the same terms as the 1993 Warrants, and the Company having determined in its sole judgment (without the advice or consent of the Warrant Agent) that this amendment does not adversely effect the interest of the holders of the 1993 Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment.

     2.  Form of Warrant Certificate.  Each Warrant
Certificate shall be in substantially the form of Exhibit A hereto, shall be signed by, or bear the facsimile signatures of, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or any Senior Vice President and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's seal. In case any officer whose signature or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issue.
The Warrant Certificates shall be dated as of the date of their issue, which shall be the date of countersignature by the Warrant Agent.

     3. Issuance, Countersignature and Registration. In connection with the original issuance of the Warrants, the Warrant Agent has or shall, upon the written instructions of the Company, countersign and deliver to or on the written order of the Company Warrant
Certificates entitling the holders thereof to purchase an aggregate of not exceeding the sum of 644,000 upon the exercise of the 1993 Warrants and 472,131 upon exercise of the 1994 Warrants of Common Shares (as hereinafter defined) of the Company. The Warrant Agent has been and shall be required to deliver Warrant Certificates to such persons and in such number as the Company shall instruct in writing. The Warrant Agent shall maintain books for the registration of transfer and registration of Warrant
Certificates. No Warrant Certificate shall be valid for any purpose unless countersigned by the Warrant Agent.
The Warrant Agent shall countersign and issue a Warrant
Certificate only (a) upon initial issuance of the Warrants in accordance with such instructions or (b) upon exchange, registration of transfer or substitution for one or more previously countersigned Warrant
Certificates, as hereinafter provided.

     4. Transfers and Exchanges. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the certificates therefor for registration of transfer, properly endorsed or accompanied by instruments of transfer in a form customarily used or accepted by the Warrant Agent from time to time unless the Warrant Agent is notified otherwise in writing by the Company. Such instruments of transfer shall be duly executed by the registered holder of such Warrants or by a duly authorized attorney, and accompanied by appropriate instructions for transfer, and payment in cash or by check or bank draft, payable to the order of the Warrant
Agent, in United States currency, of an amount equal to any documentary stamps or similar tax or governmental charge required to be paid in connection with the transfer thereof. Upon any such registration of transfer, a new Warrant Certificate representing a like number of Warrants shall be issued to the transferee and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. After inspection and recording of cancellation of cancelled Warrant Certificates by the Warrant Agent, they shall be disposed of upon direction by the Company. Warrant Certificates may be exchanged at the option of the holder thereof upon surrender at a corporate trust office maintained by or for the Warrant
Agent in Charlotte, North Carolina, or the Borough of
Manhattan, the City of New York, for another Warrant
Certificate or other Warrant Certificates representing in the aggregate the equivalent number of Warrants. Warrant
Certificates surrendered for exchange shall be cancelled and disposed of in the manner provided in this Section 4.

     5.  Common Shares.  As used in this Agreement, Common
Shares shall mean shares of Common Stock, par value
$.01 per share, of the Company as authorized at the date hereof or at any time hereafter and shares of any other class into which such shares of Common Stock may hereafter be changed. In case by reason of the operation of Section 9(c) hereof the Warrants shall entitle the registered holders thereof to purchase any other shares or other securities or property of the Company or of any other corporation, any reference in this Agreement to Common Shares issuable upon the exercise of Warrants shall be deemed to refer to and include such other shares or other securities or property issuable upon such exercise.

     6. Warrant Price. Subject to the adjustments provided in Section 9 hereof, the price to be paid per Common Share upon exercise of a Warrant shall be $8.00.
Such price per Common Share as adjusted from time to time as provided in Section 9 hereof is called the "Warrant
Price", and the Warrant Price multiplied by the number of Common Shares purchased simultaneously is hereinafter called the "Purchase Price".

     7. Exercise of Warrants. Each Warrant shall entitle the registered holder thereof to purchase from the Company one Common Share at the Warrant Price defined in
Section 6 hereof. The Warrants may be exercised from time to time at any time on or before the earlier to occur of 4:00 P.M., New York City time, on June 30, 1999, or 4:00 P.M., New York City time, on the Redemption Date
(as defined in Section 10 hereof), in accordance with the provisions of this Section 7. All Warrants which shall not be exercised as herein provided on or before 4:00 P.M., New York City time, on the earlier to occur of June 30, 1999, or the Redemption Date (as defined in
Section 10 hereof) shall thereafter be void and of no effect.

     Subject to the provisions of this Agreement, each registered holder of a Warrant Certificate or Certificates shall have the right to purchase from the Company (and the Company shall issue and sell to such registered holder) all or part of the number of fully paid and non-assessable whole Common Shares purchasable through the exercise of the Warrants represented by such certificate or certificates (subject to adjustments as herein provided), but not any fraction of a share, upon surrender to the Company, at a corporate trust office maintained by or for the Warrant Agent in Charlotte, North Carolina, or the Borough of Manhattan, the City and State of New York, of such Warrant Certificate or
Certificates with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Purchase Price for the number of Common
Shares in respect of which such Warrants are then exercised. The date of exercise of any Warrant shall be deemed to be the date of the receipt by the Warrant Agent of the Warrant Certificate duly filled in and signed and accompanied by proper payment as hereinafter provided.

     Payment of the Purchase Price shall be made in cash
(including certified check or official bank check).
Subject to the provisions of Section 11 hereof, upon the exercise of one or more Warrants and payment of the Purchase Price in accordance with the provisions of this
Section 7, the Warrant Agent shall requisition from the Transfer Agent for the Common Shares, and shall deliver to or upon the written order of the registered holder of such Warrants, one or more certificates for the Common
Share or Shares issuable upon the exercise of such Warrants. Such certificates shall be deemed to have been issued and each person exercising such Warrants shall be deemed to have become a holder of record of such Common
Share or Shares as of the date of the exercise of such Warrants and payment of the Purchase Price.

     The Warrants represented by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or as portions thereof from time to time, and, in the event that less than all the Warrants represented by a Warrant
Certificate are exercised, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants specified in the Warrant Certificate so surrendered, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new
Warrant Certificate or Certificates pursuant to the provisions of this Section 7 and of Section 3 hereof of this Agreement. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. After inspection and recording of cancellation of such cancelled Warrant Certificates, they shall be disposed of upon direction by the Company.

     In order to meet the requirements necessary for the Company to qualify as a real estate investment trust under the Internal Revenue Code of 1986 (the "Code"), the
Amended and Restated Articles of Incorporation of the Company (the "Articles") empower the Board of Directors to redeem, at its option, a sufficient number of Common
Shares or to restrict the transfer thereof to bring or maintain the ownership of the Common Shares into conformity with the requirements of the Code. The
Articles of Incorporation provide that the Directors may exercise this right at any time the Directors believe the tax status of the Company is jeopardized, including when a holder has in excess of 9.8% of the Company's outstanding Common Shares as determined in accordance with the Code. The redemption price to be paid for Common Shares will be the fair market value as reflected in the latest quotations, or, if no quotations are available, the price of the Common Shares as determined by the Board of Directors in accordance with the provisions of applicable law.

     8. Fractional Shares. The Company shall not be required to issue fractional Common Shares upon any exercise of Warrants. In any transaction in which Warrants are exercised, the registered holder shall be entitled to purchase as many full shares as are included in the product of the number of Warrants being exercised times the number of shares (including fractions of a share) purchasable upon the exercise of one Warrant.
With respect to the remaining fraction of a share, if any, such holder shall be entitled to receive from the Company a cash payment equal to the difference between the market price of the fraction of a Common Share otherwise purchasable (based upon the closing price of the Common Shares on the day preceding the date of such exercise, determined in the same manner as "Current
Market Price" is determined pursuant to Section 9 hereof) and the same fraction of the Warrant Price.

     9.  Adjustments of Warrant Price and Number of Shares
Purchasable. The Warrant Price and the number of shares purchasable upon exercise of a Warrant shall be subject to adjustments as follows:

          (a) Stock Dividends, Split-ups and Combinations of Shares. If after the date hereof the number of outstanding Common Shares is increased by a dividend or share distribution in each case payable in Common
     Shares or by a split-up or other reclassification of Common Shares, or decreased by a combination or other reclassification of Common Shares, then, in the case of such dividends or share distributions, on the day following the date fixed for the determination of holders of Common Shares entitled to receive such dividend or share distribution, and in the cases of split-ups, combinations and other reclassifications, on the day following the effective date thereof, the Warrant Price in effect immediately prior to such action shall be adjusted to an amount that bears the same relationship to the Warrant Price in effect immediately prior to such action as the total amount of Common Shares outstanding immediately prior to such action bears to the total number of Common
     Shares outstanding immediately after such action, and the number of Common Shares purchasable upon the exercise of any Warrant shall be the number of Common
     Shares obtained by multiplying the number of Common
     Shares purchasable immediately prior to such adjustment upon the exercise of such Warrant by the Warrant Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Price in effect after such adjustment.

          (b) Distributions. If after the date hereof the Company shall distribute to all holders of its Common
     Shares evidences of its indebtedness or assets
     (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company) or rights to subscribe to Common Shares expiring more than 45 days after the issuance thereof, then in each such case the Warrant Price in effect immediately prior to such distribution shall be decreased to an amount determined by multiplying such Warrant Price by a fraction, the numerator of which is the Current
     Market Price (hereinafter defined) at the date of such distribution less the fair market value per Common Share outstanding at such date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the assets or evidences of indebtedness so distributed or of such subscription rights and the denominator of which is the Current Market Price at such date. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively on the date immediately after the record date for the determination of stockholders entitled to receive such distribution.

          For the purpose of this subsection, the "Current
     Market Price" per Common Share at any date shall be deemed to be the average of the daily closing prices for each of the consecutive business days commencing
     30 business days before, and terminating on the day before, the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Shares are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported on National Association of Securities Dealers Automated Quotation System or as furnished by any American Stock Exchange or New York
     Stock Exchange firm selected from time to time by the Company for the purpose.

          (c) Reorganization, Reclassification, etc. In case of any capital reorganization, or of any reclassification of the capital shares of the Company
     (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Common Shares), or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of capital shares, consolidation, merger or sale entitle the holder to purchase the kind and number of shares or other securities or property of the Company, or of the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which such holder would have been entitled if he had held the Common Shares issuable upon the exercise of such Warrant immediately prior to such capital reorganization, reclassification of capital shares, consolidation, merger or sale; and in any case, if necessary, the provisions set forth in this Section 9 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. No such consolidation, merger or sale shall be permitted unless the successor corporation shall execute and deliver to the Warrant Agent an Agreement supplemental hereto recognizing the rights of the Warrant holders herein set forth.

          (d)  Calculation to Nearest Cent and
     One-hundredth of Share.  All calculations under this
     Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (e)  Notice of Adjustment in Warrant
     Price. Whenever the Warrant Price shall be adjusted as in this Section 9 provided, the Company shall forthwith file with the Warrant Agent a statement, signed by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or any Vice President of the Company and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, stating in detail the facts requiring such adjustment and the Warrant Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each registered holder of Warrants at his address appearing on the Warrant register. The Warrant Agent shall have no duty with respect to any statement filed with it except to keep the same on file and available for inspection by registered holders of Warrants during reasonable business hours. The
     Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant to determine whether any facts exist which may require any adjustment to the Warrant Price, or with respect to the nature or extent of any adjustment of the Warrant Price when made or with respect to the method employed in making such adjustment.

          (f) Other Notices. In case the Company after the date hereof shall propose to take any action of the type described in subsections (b) and (c) of this
     Section 9, the Company shall give notice to the Warrant Agent and to each registered holder of a Warrant in the manner set forth in subsection (e) of this Section 9, which notice shall specify, in the case of action of the type specified in subsection
     (b), the date on which a record shall be taken with respect to any such action or, in the case of action of the type specified in subsection (c), the date on which such action shall take place and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price and the number, or kind, or class of shares or other securities or property which shall be purchasable upon exercise of a Warrant. Such notice shall be given, in the case of any action of the type specified in subsection (b), at least ten days prior to the record date with respect thereto and, in the case of any action of the type specified in subsection (c), at least ten days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of subsection (e) of this
     Section 9.

          (g)  No Change in Warrant Terms on
     Adjustment. Irrespective of any adjustments in the Warrant Price or the number of Common Shares, Warrants theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in the similar Warrants issuable initially, or at some subsequent time, pursuant to this Agreement and the Warrant Price and such number of shares specified thereon shall be deemed to have been so adjusted.

          (h) Treasury Shares. Common Shares at any time owned by the Company shall not be deemed to be outstanding for the purposes of any computation under this Section 9.

     10.  Redemption.

          (a) The Company shall have the right, at its sole option and election made in accordance with this
     Section 10, to redeem the Warrants, in whole or in part, at any time and from time to time at the prices
     (referred to herein as the "Redemption Price") set forth in the following table, payable in cash:

         If redeemed on or prior to     Redemption Price per Warrant
             December 31, 1994                      2.31
             March 31, 1995                         2.41
             June 30, 1995                          2.53
             September 30, 1995                     2.65
             December 31, 1995                      2.77
             March 31, 1996                         2.90
             June 30, 1996                          3.03
             September 30, 1996                     3.18
             December 31, 1996                      3.32
             March 31, 1997                         3.48
             June 30, 1997                          3.64
             September 30, 1997                     3.81
             December 31, 1997                      3.99
             March 31, 1998                         4.18
             June 30, 1998                          4.37
             September 30, 1998                     4.57
             December 31, 1998                      4.79
             March 31, 1999                         5.01
             June 30, 1999                          5.24

         (b) If less than all Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected pro rata.

         (c)  Notice of any redemption of the Warrants pursuant to this
    Section 10 shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City and State of New York, not less than 10, nor more than 30 days prior to the date fixed for redemption, if the Warrants are listed on any national securities exchange or traded in the over-the-counter market. In any case, a similar notice shall be mailed at least 10, but not more than 30, days prior to the date fixed for redemption to each holder of Warrants to be redeemed, at such holder's address as it appears on the transfer books of the Company maintained by the Warrant Agent. In order to facilitate the redemption of Warrants, the Board of Directors may fix a record date for the determination of Warrants to be redeemed, not more than 20 days prior to the date fixed for such redemption.

         (d)  On the date of any redemption being made pursuant to this
    Section 10 which is specified in a notice given pursuant to paragraph
    (c) of this Section 10 (the "Redemption Date"), the Company shall, and at any time after such notice shall have been mailed and before the date of redemption the Company may, deposit for the benefit of the holders of Warrants to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, the City and State of New York, or in the City of Jacksonville, Florida, in either case having a capital and surplus of at least $25,000,000. Any moneys so deposited by the Company and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Company. After such reversion, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of Warrants to be redeemed shall look only to the Company for the payment of the Redemption Price. In the event that moneys are deposited pursuant to this paragraph (d) in respect of Warrants that are exercised in accordance with the provisions of Section 7, such moneys shall, upon such conversion, revert to the general funds of the Company and, upon demand, such bank or trust company shall pay over to the Company such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (d) shall be paid from time to time to the Company for its own account.

         (e) Notice of Redemption having been given as aforesaid, upon the deposit of funds pursuant to paragraph (d) in respect of Warrants to be redeemed pursuant to this Section 10, notwithstanding that any certificates for such Warrants shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the Warrants represented thereby shall no longer be deemed outstanding, and (ii) all rights of the holders of Warrants to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor and the right to exercise such Warrants until the close of business on the Redemption Date, in accordance with
    Section 7.

    11. Issue Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Common Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the transfer or exchange of Warrants or the issue or delivery of any certificates for Common Shares in a name other than that of the registered holder of Warrants in respect of which such shares are issued.

    12. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued or treasury shares, for the purpose of effecting the issuance of shares upon exercise of Warrants, such number of shares of its duly authorized Common Shares as shall from time to time be sufficient to effect the issuance of Common Shares upon exercise of all Warrants at the time outstanding. The transfer agents for the Common Shares are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with such transfer agents. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from any such transfer agent stock certificates for Common Shares issuable upon exercise of outstanding Warrants. The Company will supply such transfer agents with duly executed stock certificates for such purpose.

    13. Mutilated or Missing Warrant Certificates, etc. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as the Company and the Warrant Agent may reasonably require. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

    14. Duties of the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

         (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent.

         (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

         (c) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney, agents or employees or for any loss to the Company resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

         (d) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.

         (e) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (f) The Company agrees to pay to the Warrant Agent compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, counsel fees, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and from and at all times after the date of this Agreement, the Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Warrant Agent and each director, officer, employee, attorney, agent and affiliate of the Warrant Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless
    (a) the Company agrees to pay such fees and expenses, or (b) the Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and the Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company. All such fees and expenses payable by the Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of the Company under this Section 14 shall survive any termination of this Agreement and the resignation or removal of the Warrant Agent.

         (g) The Warrant Agent shall not be obligated to take any legal action or commence any proceeding on behalf of, or at the request of, any party in connection with this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Warrant Agent shall incur no liability for delaying performance of its obligations under this Warrant Agreement (a) if there is any dispute between the Company and any warrant holder, stockholder or other person regarding the Warrant Agent's obligations hereunder or if the Warrant Agent is otherwise uncertain of its obligations hereunder, and (b) the Company fails to provide reasonable indemnity and security to the Warrant Agent for any action taken in accordance with the written direction of the Company and its officers as permitted under Section 14(1).

         (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Warrant Agent shall act hereunder solely as agent and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct. In no event shall the Warrant Agent or any other Indemnified Party be liable to any person for any incidental, indirect, special or consequential damages.

         (j) The Warrant Agent may resign, or the Company may discharge the Warrant Agent at any time upon not less than 30 days' prior written notice to the other party. The Company may appoint as successor Warrant Agent any bank or trust company having or maintaining an office in the Borough of Manhattan, City and State of New York.

         (k) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or in respect of the validity of any Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any Common Shares will when issued be validly issued, fully paid and non-assessable or as to the Warrant Price or the number or kind or amount of Common Shares or other securities or property issuable upon the exercise of Warrants.

         (l) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors or the President or a Vice President or the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (m) From time to time, upon request of the Warrant Agent, the Company will furnish to the Warrant Agent such number of duly executed Warrant Certificates as the Warrant Agent shall require for the purpose of this Agreement.

    15. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor of the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In the case of Warrant Certificates which have been countersigned by the Warrant Agent, but not delivered at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any such successor may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

    In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

    16. Obtaining of Governmental Approvals and Stock Exchange Listings. The Company will from time to time exercise its best efforts to take all action which may be necessary to obtain and keep effective any and all registrations, permits, consents and approvals of governmental agencies and authorities which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrants and the exercise of the Warrants, and the issuance, sale, transfer and delivery of the Common Shares issuable upon exercise of the Warrants, and all action which may be necessary so that such Common Shares, immediately upon their issuance upon the exercise of Warrants, will be listed or entitled to unlisted trading privileges on each securities exchange on which all other Common Shares are then listed or entitled to unlisted trading privileges and on an identical basis.

    17. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

    18. Registered Holder Deemed Owner. Prior to due presentation of any Warrant Certificate for registration of transfer the Company and the Warrant Agent may deem and treat the person in whose name such Warrant Certificate is registered as the absolute owner for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    19. Cancellation of Warrant Certificates. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for registration of transfer or exchange or substitution and shall deliver the same to the Company from time to time or otherwise dispose of the same in accordance with the instructions of the Company.

    20. Notices. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

         Koger Equity, Inc.
         3986 Boulevard Center Drive
         Jacksonville, Florida 32207
             Attention:  Office of the Secretary

Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant to the Warrant Agent shall be sufficiently given if given or made in writing at the corporate trust office of the Warrant Agent (until another address is filed in writing by the Warrant Agent with the Company) as follows:

         First Union National Bank of North Carolina
         230 South Tryon Street
         Charlotte, North Carolina 28288-1154
             Attention:  Shareholder Services Group

Any notice pursuant to this Agreement to be given by the Company or the Warrant Agent to the registered holder of any Warrant shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the registered holder of any Warrant at such Warrant holder's address as it appears on the Warrant transfer books of the Company maintained by the Warrant Agent.

    21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not, in the sole judgment of the Company (without the advice or consent of the Warrant Agent), adversely affect the interests of the holders of the Warrants.

    22. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

    IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                    KOGER EQUITY, INC.


                                    By S/W. Lawrence Jenkins

                                       W. Lawrence Jenkins
                                       Vice President and Secretary

[CORPORATE SEAL]

ATTEST:

S/Mary H. McNeal
Mary H. McNeal
Assistant Secretary

                                    FIRST UNION NATIONAL BANK OF
                                    NORTH CAROLINA


                                    By S/Eleanor G. Autry

                                       Eleanor G. Autry
                                       Vice President and Trust Officer


[CORPORATE SEAL]


ATTEST:


S/D. Ann Harris
D. Ann Harris
Associate Trust Officer

                                                        EXHIBIT A

VOID AFTER 4:00 P.M., NEW YORK CITY TIME, ON THE EARLIER TO OCCUR OF JUNE 30, 1999 OR THE REDEMPTION DATE AS DEFINED BELOW.

                            KOGER EQUITY, INC.
                 COMMON SHARE PURCHASE WARRANT CERTIFICATE
                                                                 WARRANTS

    THIS CERTIFIES that                     , or registered assigns, is the
owner of                      Common Share Purchase Warrants (the "Warrants"),
each of which entitles the registered holder thereof (the "Warrant Holder") to purchase one (1) fully paid and non-assessable Common Share, par value $.01 per share, ("Common Share") of Koger Equity, Inc. (the "Company"), a Florida corporation, at any time before the earlier to occur of (i) 4:00 P.M., New York City time on June 30, 1999, or (ii) the Redemption Date as defined in Section 10 of the Warrant Agreement defined below, at a price of $8.00 (subject to the adjustments hereinafter referred to), by surrendering this Warrant Certificate, with the form of election to purchase on the back hereof duly executed, at the corporate trust office of First Union National Bank (herein called the "Warrant Agent") or at the office of its successor as Warrant Agent, maintained in Charlotte, North Carolina or the Borough of Manhattan, City and State of New York, and by paying in full for each share as to which Warrants represented hereby are exercised, and upon compliance with and subject to the conditions
set forth in an Amended and Restated Warrant Agreement dated as of            ,
1994, between the Company and the Warrant Agent (the "Warrant Agreement").

    Upon any exercise of Warrants evidenced hereby, the form of election to purchase set forth on the reverse hereof must be properly completed and executed. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof a new Warrant Certificate, in all respects similar to this Warrant Certificate, evidencing the number of Warrants not exercised. The purchase price per Common Share, as adjusted from time to time, is herein called the "Warrant Price" and the Warrant Price multiplied by the number of Common Shares purchased simultaneously is herein called the "Purchase Price". The Purchase Price payable upon exercise of Warrants shall be paid in cash (including certified check or official bank check).

    The Warrant Agreement provides that upon the occurrence of certain events, the Warrant Price and the number of shares purchasable upon the exercise of each Warrant may, subject to certain conditions, be adjusted. No fraction of a Common Share will be issued upon the exercise of any Warrant. In any transaction in which Warrants are exercised, the registered holder shall be entitled to purchase as many full shares as are included in the product of the number of Warrants being exercised in the transaction times the number of shares (including fractions of a share) purchasable upon exercise of one Warrant. The Company will pay a cash adjustment with respect to the remaining fraction of a share, if any, which such holder would otherwise be entitled to purchase in the transaction.

    This Warrant Certificate is issued under and the Warrants evidenced hereby are subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

    The rights of Warrant holders are also subject to provisions in the Company's Amended and Restated Articles of Incorporation (the "Articles"), which provide that, if necessary to effect compliance by the Company with certain requirements of the Internal Revenue Code as to real estate investment trusts, the Common Shares are subject to redemption by the Board of Directors of the Company and the transfer thereof may be prohibited upon the terms and conditions set forth in the Articles. The Company will furnish a copy of such terms and conditions to the registered holder of this Warrant upon request and without charge.

    This Warrant Certificate and similar Warrant Certificates when surrendered at the corporate trust office of the Warrant Agent maintained in Charlotte, North Carolina or the Borough of Manhattan, the City and State of New York (or at the principal office of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the number of Warrants evidenced by the Warrant Certificates so surrendered.

    Upon due presentation for registration of transfer of this Warrant Certificate at the corporate trust office of the Warrant Agent maintained in Charlotte, North Carolina or the Borough of Manhattan, the City and State of New York (or at the principal office of its successor as Warrant Agent), a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the number of Warrants evidenced by this Warrant Certificate shall be issued to a transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for notices and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    If this Warrant Certificate shall be surrendered upon exercise of the Warrants evidenced hereby within any period during which the transfer books for the Company's Common Shares are closed for any purpose, the Company shall not be required to make delivery of certificates for Common Shares until the date of the reopening of said transfer books.

    No Warrant may be exercised after 4:00 P.M., New York City time, on the earlier to occur of June 30, 1999 or the Redemption Date, as defined in
Section 10 of the Warrant Agreement, and to the extent not exercised by such time, all Warrants evidenced hereby shall become void.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

    WITNESS the facsimile of the corporate seal of the Company and the facsimile signatures of its duly authorized officers.

                                  KOGER EQUITY, INC.
(Seal)

                                  By
                                            President



                                            Secretary


Dated: ____________________________________

Countersigned:

First Union National Bank of North Carolina as Warrant Agent


By ____________________________________
         Authorized Signature

                                ASSIGNMENT

[Form to be Executed only if Warrant Holder Desires to Transfer Warrant Certificate]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Please insert Social Security or Other
Identifying Number of Assignee:








the Warrants represented by the within Warrant Certificate and all rights represented thereby and hereby irrevocably constitutes and appoints ___________________________________________________ Attorney to transfer said
Warrant Certificate on the books of the within named Company, with full power of substitution in the premises.

Dated: ____________________________________



                                          [Signature]

    SIGNATURE GUARANTEED:         Notice:  The signature on the
                                  foregoing Assignment must correspond
                                  to the name as written upon the face
                                  of the within Warrant Certificate in
                                  every particular, without alteration
                                  or enlargement or any change
                                  whatsoever and should be guaranteed
                                  by a (i) bank, (ii) broker or dealer,
                                  (iii) credit union, (iv) national
                                  securities exchange or association or
                                  clearing agency, or (v) savings
                                  association, as those terms are
                                  defined in Rule 17Ad-15, as
                                  promulgated under the Securities
                                  Exchange Act of 1934.

                     PURCHASE FORM TO BE EXECUTED UPON

                            EXERCISE OF WARRANT

To:  Koger Equity, Inc.
c/o First Union National Bank of North Carolina, Warrant Agent:

    The undersigned holder of the Warrants represented by this Warrant
Certificate (1) exercises his right to purchase                Common Shares,
par value $.01 per share, of Koger Equity, Inc., which the undersigned is entitled to purchase under the terms of this Warrant Certificate, and (2) makes payment in full for the number of Common Shares so purchased by payment
of $        cash (including certified check or official bank check).
Please issue the certificate for the Common Shares in the name of the undersigned. If the number of Common Shares shall not be all the Common Shares purchasable hereunder, please issue to the undersigned a new Warrant Certificate for the unexercised portion of this Warrant Certificate.

                                           Please insert Social Security
                                           or other identifying number




Dated:
                                                      Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)